SCHEDULE II
     INFORMATION WITH RESPECT TO TRANSACTIONS EFFECTED DURING THE
PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                   SHARES
                                   PURCHASED        AVERAGE
                  DATE             SOLD(-)          PRICE(2)

PREFERRED CONVERTIBLE STOCK-CHRIS CRAFT CLASS'B'

GAMCO INVESTORS, INC.

               10/04/94            3,600-           39.8785

               10/03/94            1,500-           39.8750

                9/28/94            2,000-           40.1500

                9/19/94              694-           40.0000

                9/16/94              530-           40.1250

                9/15/94                1              *DI

                9/12/94              181-           41.2166

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NY STOCK EXCHANGE.
(2) PRICE EXCLUDES COMMISSION.
(*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP
    OF GAMCO INVESTORS, INC.
                      SCHEDULE II
   INFORMATION WITH RESPECT TO TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                   SHARES
                                   PURCHASED        AVERAGE
                   DATE            SOLD(-)          PRICE(2)

COMMON STOCK-CHRIS-CRAFT INDUS

GIL II, LTD.

                 9/09/94            5,000            39.3750

GABELLI FUNDS, INC.

THE GABELLI VALUE FUND,INC.

                 9/08/94            3,500-           38.7500

                 9/08/94            3,000-           38.8750

                 9/07/94           20,000-           38.2500

                 9/06/94            8,000-           38.4531

GAMCO INVESTORS, INC.

                10/18/94            1,500-           39.5000

                10/13/94              309-           39.0000

                10/11/94           12,360-             *D0

                10/07/94              607-           37.3750

                10/05/94            3,220-           39.5256

                10/03/94            1,800-           40.0000

                 9/28/94              500-           40.1500

                 9/26/94              300-           40.2500

                 9/23/94              371-           40.1250

                 9/22/94            1,154-           39.8750

                 9/15/94            2,000            40.3750

                 9/14/94            5,150-           40.3750

                 9/13/94            1,500-           40.0000

                 9/12/94            4,344-           41.0000

                 9/12/94              568-           41.2166

                 9/06/94            1,500-           38.0000

                 9/06/94            1,500-           38.5000

                 8/31/94              350-           36.3750

                 8/31/94              500            36.5000

                 8/25/94              324-           36.1250

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NY STOCK EXCHANGE.
(2) PRICE EXCLUDES COMMISSION.
(*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP
    OF GAMCO INVESTORS, INC.